                                                                     Exhibit 4.3

                  FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                            LOAN AND AGENCY AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND AGENCY AGREEMENT (this "Amendment"), dated as of May 15, 1998, is by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation, APD CRYOGENICS INC., a Pennsylvania corporation, MAGSTREAM CORPORATION, a New York corporation, MEDICAL ADVANCES, INC., a Wisconsin corporation, and INTERCOOL ENERGY CORPORATION, a Delaware corporation (each, an "Existing Borrower" and collectively, the "Existing Borrowers"), POLYCOLD SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "New Borrower" and, collectively with the Existing Borrowers, the "Borrowers"), CORESTATES BANK, N.A., and THE CHASE MANHATTAN BANK (the "Banks").

                                   BACKGROUND

         WHEREAS, the Existing Borrowers and the Banks are parties to a Second Amended and Restated Loan and Agency Agreement dated October 23, 1997 (as at any time amended and/or extended, the "Loan Agreement"), pursuant to which the Banks agreed to make available to the Existing Borrowers certain credit facilities upon the terms and conditions specified in the Loan Agreement; and

         WHEREAS, the parties wish to amend the Loan Agreement as set forth herein to, inter alia, add the New Borrower as a Borrower under the Loan Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Loan Agreement as herein stated.

         1. Effect of Prior Agreements. This Amendment is intended to amend the Loan Agreement as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All terms used herein as defined terms shall have the meanings ascribed to them in the Loan Agreement unless herein provided to the contrary.

         2. Amendments.

                           (a) The introductory paragraph of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           THIS SECOND AMENDED AND RESTATED LOAN AND AGENCY
                  AGREEMENT, dated as of October 23, 1997 (this "Agreement"), is entered into by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("IGC"), APD CRYOGENICS INC., a Pennsylvania corporation ("APD"), MAGSTREAM CORPORATION, a New York corporation ("MC"), MEDICAL ADVANCES, INC., a Wisconsin corporation ("MA"), INTERCOOL ENERGY CORPORATION, a Delaware corporation ("IEC"), and POLYCOLD SYSTEMS INTERNATIONAL, INC., a Delaware corporation (each, a "Borrower" and collectively, the "Borrowers"), the banking institutions signatories hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 hereof (each, a "Bank" and collectively, the "Banks") and CORESTATES BANK, N.A., a national banking association ("CoreStates"), as agent for the Banks under this Agreement (in such capacity, the "Agent").

                           (b) The following definitions are hereby added to
         Article I of the Loan Agreement, in alphabetical order:

                           "L/C Agreement" shall mean an Agreement for Standby
                  Letter of Credit, substantially in the form of Exhibit D hereto, and in form and substance satisfactory to the Agent.

                           "Letter of Credit Sublimit" shall mean Four Million
                  Dollars ($4,000,000).

                           (c) The following definitions set forth in Article I of the Loan Agreement are hereby amended and restated in their entirety as follows:

                           "Loan Documents" shall mean this Agreement, the
                  Notes, the L/C Agreements, and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in writing in connection with any of the foregoing, as may be in effect from time to time.

                           (d) A new Section 2.1(g) is hereby added to the Loan Agreement, to read as follows:

                           (g) Letters of Credit.

                                    (1) Generally. In addition to making
                  Revolving Credit Loans to the Borrowers as provided in this
                  Section 2.1, the Agent, on behalf of the Banks, shall, upon the request of the Borrowers and subject to the terms of this Agreement, also issue one or more letters of credit and/or bank guarantees ("Letters of Credit") for the account of the Borrowers, provided that in connection with each issuance of a

                  Letter of Credit the Borrowers shall execute and deliver to the Agent an L/C Agreement substantially in the form of Exhibit D hereto; and provided further, that in the event of any conflict between the terms of any L/C Agreement and the terms of this Agreement, the terms of this Agreement shall be controlling. All amounts drawn under Letters of Credit shall be deemed to be Revolving Credit Loans evidenced by the Revolving Credit Notes, and the amount available to be borrowed under the Revolving Credit facility, and the Letter of Credit Sublimit, shall be reduced by the aggregate amounts drawn and available to be drawn at any time under all outstanding Letters of Credit. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit plus the outstanding principal balance of Revolving Credit Loans exceed the Aggregate Revolving Loan Commitment. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit exceed the lesser of (i) the Aggregate Revolving Loan Commitment, or (ii) the Letter of Credit Sublimit. The duration of any Letter of Credit shall not extend beyond the Revolver Termination Date. Not more than three (3) Letters of Credit with a face amount of less than $25,000 shall be outstanding hereunder at any one time. No Letter of Credit in excess of $4,000,000 shall be issued by the Agent on behalf of the Banks except upon the approval of the Required Banks, in their sole discretion. Each Bank hereby absolutely and unconditionally agrees to pay to the Agent such Bank's Commitment Percentage of each disbursement made by the Agent pursuant to a Letter of Credit and not reimbursed by the Borrowers pursuant to Section 2.1(g)(3), or of any reimbursement payment required to be refunded to the Borrowers for any reason ("LC Disbursements").

                                    (2) Issuance of Letters of Credit. Subject
                  to the provisions of Section 2.1(g)(1), the Agent, on behalf of the Banks, shall issue Letters of Credit for the account of the Borrowers, provided that the Borrowers (i) provide a written request for each such Letter of Credit specifying the terms thereof, including, without limitation, the amount and the name and address of the beneficiary of such Letter of Credit; (ii) execute and deliver to the Agent an application for each such Letter of Credit pursuant to the form provided for such purpose by the Agent; and (iii) execute and deliver to the Agent such other documents and instruments which the Agent, in its sole and absolute discretion, deems reasonable and necessary. In connection with each Letter of Credit, the Borrowers shall pay to the Agent, for the benefit of the Banks, a non-refundable fee equal to: (A) for bank guarantees, the Applicable Margin in effect on each day during the calendar quarter, and (B) for letters of credit, such rate as the Agent and the Borrowers may agree upon, in either case multiplied by the amount of such Letter of Credit outstanding each day during such calendar quarter (after giving effect to any drawings thereunder); which fee shall be payable quarterly in arrears. The Borrowers shall also pay to the Agent, for the benefit of the Agent, and not for the benefit of the other

                  Banks, all transactional and customary fees required by the Agent in connection with the issuance of each Letter of Credit hereunder, including, without limitation, the Agent's standard remittance, transfer and issuance fees, which fees may be deducted by the Agent from the Borrowers' account as such fees are incurred.

                                    (3) Reimbursement. If the Agent shall make
                  any LC Disbursement in respect of a Letter of Credit, then either (i) the Borrowers shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, Philadelphia time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m. Philadelphia time on such date, or, if such notice is received by the Borrowers after 10:00 a.m. Philadelphia time on such date, then not later than 10:00 a.m. Philadelphia time on the Business Day immediately following the day on which the Borrowers receive such notice; or (ii) such LC Disbursement shall become and be deemed a Revolving Credit Loan, bearing interest at the Adjusted Base Rate in effect at such time. The Agent shall notify each Bank of any LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Bank's Commitment Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Agent its Commitment Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.3, with respect to Loans. Promptly following receipt by the Agent of any payment from the Borrowers pursuant to this Section 2.1(g)(3), the Agent shall distribute such payment to the Banks, to the extent that such Banks have made payments pursuant to this Section to reimburse the Agent. Any payment made by a Bank pursuant to this Section to reimburse the Agent for any LC Disbursement shall not relieve the Borrowers of their obligations to reimburse such LC Disbursement.

                                    (4) Obligations Absolute. The Borrowers'
                  obligations to reimburse LC Disbursements as provided in
                  Section 2.1(g)(3) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision thereof; (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
                  (iii) payment by the Agent under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Agent nor the Banks, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any documents required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Agent; provided, that the foregoing shall not be construed to excuse the Agent from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Agent's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Agent (as finally determined by a court of competent jurisdiction), the Agent shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Agent may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Each Bank acknowledges and agrees that its obligations to make payments to the Agent pursuant to this Section 2.1(g) are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Event of Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                           (e) Section 2.5(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           (a) The Borrowers shall pay to the Agent for the
                  ratable benefit of the Banks, and as compensation for the Banks' Revolving Loan Commitments, a fee (the "Commitment Fee") computed at the rate per annum equal to 12.5 basis points (0.125%) on the average daily amount of the unused portion of the Aggregate Revolving Loan Commitment (reduced by the amount of Letters of Credit outstanding from time to time) accrued from and after the date hereof. The Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing October 1, 1997 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. Payment shall be made to the Agent on behalf of the Banks and the Agent shall promptly forward to each Bank the portion of the Commitment Fee amount due such Bank. The Commitment Fee shall be calculated on the basis of a 360 day year.

                           (f) Section 2.6(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           (a) Voluntary. The Borrowers may at any time, on not
                  less than three (3) Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that (i) any reduction shall be in the amount of $1,000,000 or a multiple thereof,
                  (ii) no such termination or reduction shall cause the sum of the aggregate principal amount of Loans outstanding and the aggregate face amount of any Letters of Credit then outstanding to exceed the Aggregate Revolving Loan Commitment, as reduced, and (iii) no termination of the Aggregate Revolving Loan Commitment shall reduce the Aggregate Revolving Loan Commitment to an amount which is less than the aggregate face amount of any Letters of Credit then outstanding.

         3. Joinder of New Borrower The New Borrower hereby joins in the Loan Agreement, the Obligations thereunder, the Notes and all other Loan Documents as a joint and several obligor thereunder and party thereto, subject to all the terms and provisions thereof. Without limiting the foregoing, the New Borrower expressly agrees to be jointly and severally liable for all fees under the Loan Agreement and all other amounts of principal and charges which may be due thereunder, and hereby ratifies all actions heretofore taken, and all obligations incurred by the Existing Borrowers under the Loan Agreement and the other Loan Documents executed in connection therewith.

         4. Representations, Warranties and Covenants. Each Borrower hereby affirms and reaffirms to the Banks all representations and warranties made and to be made under the Loan Agreement, and confirms that all are true and correct as of the date hereof and that no Default has occurred and is continuing. Each Borrower further represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by its Board of Directors and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provision of its Certificate or Articles of Incorporation or Bylaws, or of any contract or agreement to which it is a party or by which it or any of its properties is bound. Each Borrower hereby affirms and reaffirms to the Banks all of the covenants contained in the Loan Agreement including, without limitation, those contained in Articles V and VI of the Loan Agreement and agrees to abide thereby until all of the Obligations to the Banks are satisfied and/or discharged in their entirety.

         5. Conditions. To induce the Banks to enter into this Amendment, the Borrowers agree as follows:

                  (a) The Borrowers shall execute and deliver to the Agent, on behalf of the Banks, this Amendment, an Allonge to Revolving Credit Note in form and substance satisfactory to the Agent, and all other documents as the Agent may require;

                  (b) The Borrowers shall deliver to the Agent, on behalf of the Banks, certified resolutions of the Board of Directors of each Borrower authorizing the execution and delivery of the Amendment and all other documents executed in connection herewith and therewith, all in form and substance satisfactory to the Agent; and

                  (c) Each Borrower shall deliver to the Bank an Officer's Certificate in form and substance satisfactory to the Agent.

         6. Further Assurances. Each Borrower hereby agrees to execute and deliver to the Agent, on behalf of the Banks, such further agreements, and other documentation as may be requested by the Agent at any time to assure the protection and enforcement of the Banks' rights under the Loan Agreement as amended hereby.

         7. Reservation of Rights. To the extent any Event of Default exists on the date hereof, any and all undertakings of any Bank under or pursuant to this Amendment shall not be deemed a waiver by such Bank of any such Event of Default or any of such Bank's rights and remedies under the Loan Agreement and/or applicable law; and the Banks hereby reserve any and all such rights and remedies.

         8. Payment of Expenses. The Borrowers shall pay or reimburse the Agent, on behalf of the Banks, for their respective reasonable attorneys' fees and expenses in connection with the preparation and execution of this Amendment and all other related documents.

         9. Reaffirmation and Extension of Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other Loan Documents, including, without limitation, the Notes, are hereby affirmed and shall continue in full force and effect.

         10. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

         11. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers, as of the date first above written.


                               INTERMAGNETICS GENERAL CORPORATION


                               By: /s/ Carl H. Rosner
                                   ---------------------------------------
                               Name: Carl H. Rosner
                               Title: Chairman and Chief Executive Officer


                               APD CRYOGENICS INC.

                               By: /s/ Michael C. Zeigler
                                   ---------------------------------------
                               Name: Michael C. Zeigler
                               Title: Treasurer


                               MAGSTREAM CORPORATION

                               By: /s/ Michael C. Zeigler
                                   ---------------------------------------
                               Name: Michael C. Zeigler
                               Title: Treasurer


                               MEDICAL ADVANCES, INC.

                               By: /s/ Carl H. Rosner
                                     ---------------------------------------
                               Name: Carl H. Rosner
                               Title: Chief Executive Officer


                               INTERCOOL ENERGY CORPORATION

                               By: /s/ Michael C. Zeigler
                                   ---------------------------------------
                               Name: Michael C. Zeigler
                               Title: Treasurer

                               POLYCOLD SYSTEMS
                               INTERNATIONAL, INC.

                               By: /s/ Carl H. Rosner
                                   ---------------------------------------
                               Name: Carl H. Rosner
                               Title: Chairman and Chief Executive Officer

                                     CORESTATES BANK, N.A.,
                                     individually and as Agent


                                     By: /s/ Kaj E. Karch
                                         ------------------------------
                                     Name: Kaj E. Karch
                                     Title: Vice President

                                     THE CHASE MANHATTAN BANK


                                     By: /s/ Stephen P. Malinowski
                                         ------------------------------
                                     Name: Stephen P. Malinowski
                                     Title: Vice President

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the Chairman and Chief Executive Officer of Intermagnetics General Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Michael C. Zeigler, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of APD Cryogenics Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Michael C. Zeigler, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Magstream Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Medical Advances, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Michael C. Zeigler, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of InterCool Energy Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 20th day of May, 1998, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the Chairman & Chief Executive Officer of Polycold Systems International, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                            /s/ Karen A. Greene
                                                            NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.
COUNTY OF LEHIGH              )

         On this 15th day of May, 1998, before me personally came Kaj E. Karch, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of CoreStates Bank, N.A., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                    /s/ Wanda A. Beahm
                                                    NOTARY PUBLIC



STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this day 5th of May, 1998, before me personally came Stephen P. Malinowski, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of The Chase Manhattan Bank, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                    /s/ Katherine M. Vermilyea
                                                    NOTARY PUBLIC